UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

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PennyMac Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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PENNYMAC FINANCIAL SERVICES, INC.

3043 TOWNSGATE ROAD

WESTLAKE VILLAGE, CALIFORNIA 91361

ADDITIONAL INFORMATION REGARDING THE PENNYMAC FINANCIAL SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

PennyMac Financial Services, Inc. (the “Company”) issued the following press release on April 28, 2020, which relates to a change in format of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020, at 11:00 a.m. Pacific Time. As described below, the Annual Meeting will now be held in a virtual-only meeting format.

The following Notice of Change to Virtual Meeting Format supplements the 2020 Definitive Proxy Statement and Notice of Annual Meeting of Stockholders (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

These supplemental proxy materials are being filed with the SEC on April 28, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Media	Investors

Janis Allen	Isaac Garden

(805) 330-4899	(818) 264-4907

PennyMac Financial Services, Inc. Announces Change to

Virtual Format for 2020 Annual Meeting of Stockholders

Westlake Village, CA, April 28, 2020 – PennyMac Financial Services, Inc. (NYSE: PFSI) today announced that it will host its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually by means of a live webcast due to the public health concerns resulting from the coronavirus disease 2019 (COVID-19) and to prioritize the health and well-being of the Company’s stockholders, employees and other meeting participants.

The Annual Meeting, which was previously announced in the Company’s Notice of 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 3, 2020, will continue to be held on May 28, 2020 at 11:00 a.m. Pacific Daylight Time. Although stockholders will not be able to attend the Annual Meeting in person, stockholders will have the ability to participate in and vote during the Annual Meeting. Stockholders also will have the ability to submit questions in advance of the Annual Meeting as described in the definitive additional materials as filed with the Securities and Exchange Commission on April 28, 2020.

Stockholders of record at the close of business on March 30, 2020 who wish to participate can visit www.virtualshareholdermeeting.com/PFSI2020 and enter the 16-digit control number included on the proxy card, voting instruction form, notice of internet availability of proxy materials or previously received email.

Whether or not stockholders plan to attend the virtual meeting, we encourage you to select one of the methods described in the proxy materials to vote and submit your proxies in advance of the Annual Meeting.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2020

To the Stockholders of PennyMac Financial Services, Inc.:

To comply with restrictions on in-person gatherings in effect in California due to the coronavirus disease 2019 (COVID-19) pandemic, as well as to support the health and well-being of stockholders and company personnel, NOTICE IS HEREBY GIVEN that the Board of Directors of PennyMac Financial Services, Inc. (the “Company”) has determined to change the format of the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to a meeting conducted in a virtual-only format, solely by means of remote communication, instead of an in-person meeting. As previously announced, the Annual Meeting will be held on Thursday, May 28, 2020, at 11:00 a.m. Pacific Time. Stockholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 30, 2020, the record date, are entitled to participate in and vote at the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PFSI2020, a stockholder must enter the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. The items of business are the same as set forth in the 2020 Proxy Statement and Notice of Annual Meeting, dated April 3, 2020, previously sent or made available to stockholders entitled to vote at the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/PFSI2020 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting.

Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at the toll-free number on the virtual Annual Meeting log-in page which will be available 15 minutes prior to the meeting.

Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2019 annual report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/PFSI2020 during the meeting. Shares may also be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that were included in the previously-distributed proxy materials.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card, voting instruction form or notice of internet availability included with your previously-distributed proxy materials will not be updated to reflect the change in format of the meeting.

Submitting Questions; Rules of Conduct. You can view the Agenda and the Rules of Conduct for the Annual Meeting after you log-in to the virtual meeting website at www.virtualshareholdermeeting.com/PFSI2020.

Stockholders may submit questions related to the items of business set forth on the Agenda in advance of the Annual Meeting by sending an email to PFSI_IR@pnmac.com (stockholders are asked to include the full name of the account holder so we can confirm your status as a stockholder). Questions must be received by 5:00 PM PT on May 27, 2020. The Rules of Conduct will also be available beginning at least five days prior to the Annual Meeting (on or prior to May 23, 2020) at www.proxyvote.com.

During the Annual Meeting, we will try to answer as many questions that comply with the Rules of Conduct and are submitted online by stockholders as time permits. Note that we may group or summarize similar or related questions to provide answers as efficiently as possible. We may not, however, be able to provide live answers to every question submitted.

Stockholder List. During the Annual Meeting, the list of our stockholders of record will be available for viewing by stockholders at www.virtualshareholdermeeting.com/PFSI2020.

Replay. A webcast playback of the Annual Meeting will be available at www.virtualshareholdermeeting.com/PFSI2020 within approximately 24 hours after the completion of the meeting.

On behalf of our Board of Directors, management and employees, thank you for your continued support.

By Order of the Board of Directors,

Derek W. Stark

Senior Managing Director and General Counsel and Secretary

Westlake Village, California

April 28, 2020